EXHIBIT 99.2


                             BMO PARTNERS FUND L.P.
                            Repurchase Request Form

Return completed form or reproduction thereof to:

BMO PARTNERS FUND LP
360 Madison Avenue
20th Floor - Attn:  Jonathan D. Gross
New York, NY  10017-7111

This form must be properly completed and received by 5 p.m. NY Time on Wednesday, December 17, 2003.

1. Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on December 31, 2003.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)

     ("First Name") ("Last Name")
     ("Acct Title")
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     Daytime phone number: __________________________

     UNITS TENDERED: (Please check one.)

       Partial Tender      - Please repurchase ______________ units
                             from my (our) account.

       Full Tender         - Please repurchase all units from my (our) account.

       Dollar Amount       - Please repurchase enough units from my (our)
                             account to net $ ________.

2. Payment and Delivery Instructions:

     Please check one:

         The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

         A wire transfer should be made to the following account (please include a voided check):

         Bank Name         _________________________________
         ABA #             _________________________________
         Credit: A/C #     _________________________________
                 N/O       _________________________________

3.        Signature:

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     Signature(s) of Owner(s) Exactly as Registered (if applicable, capacity)